Exhibit 99.1

Neuronetics Provides Business Update and Issues 2025 Guidance

•	Preliminary unaudited fourth quarter and full year revenue 2024 was $22.1 and $74.5, respectively

•	Closed acquisition of Greenbrook TMS effective as of December 9, 2024

•	Expects full year 2025 pro forma year-over-year revenue growth of 12% - 19%

•	Expects to realize over $22 million in annualized cost synergies

•	Expects to achieve cash flow breakeven in the third quarter of 2025

MALVERN, PA., January 13, 2025 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company”) today announced preliminary fourth quarter and full year 2024 revenue and issued 2025 financial guidance.

Preliminary Fourth Quarter and Full Year 2024 Results

Neuronetics’ preliminary unaudited fourth quarter and full year revenue 2024 was $22.1 and $74.5, respectively. These results reflect Neuronetics’ standalone performance through December 10, 2024, and combined performance with Greenbrook TMS for the remainder of the year. In the quarter, the Company shipped 50 systems.

Preliminary Proforma Fourth Quarter and Full Year 2024 Results

This 4Q 2024 presentation assumes the acquisition between Greenbrook and Neuronetics occurred on October 1, 2024 and includes the following adjustments: The addition of assumed sales to Greenbrook through December 31, 2024 following the acquisition, the elimination of all Greenbrook sales and assumed sales during the fourth quarter and the closure of all non-performing Greenbrook clinics on October 1, 2024.

This FY 2024 presentation assumes the acquisition between Greenbrook and Neuronetics occurred on January 1, 2024 and includes the following adjustments: The addition of assumed sales to Greenbrook through December 31, 2024 following the acquisition, the elimination of all Greenbrook sales and assumed sales for the year ended December 31, 2024 and the closure of all non-performing Greenbrook clinics on January 1, 2024.

4Q 2024 (in millions)
Neuronetics Adjusted Gross Pro Forma Revenue	$19.5
Intercompany Eliminations	$(2.4)

Neuronetics Adjusted Net Pro Forma Revenue	$17.1
Preliminary Greenbrook Gross Revenue	$18.5
Impact of Greenbrook Clinic Closures	$(0.9)

Greenbrook Net Pro Forma Revenue	$17.6

Consolidated Adjusted Pro Forma Revenue	$34.7

FY 2024 (in millions)
Neuronetics Adjusted Gross Pro Forma Revenue	$71.9
Less Intercompany Eliminations	$(9.9)

Neuronetics Adjusted Net Pro Forma Revenue	$62.0
Preliminary Greenbrook Gross Revenue	$76.0
Impact of Greenbrook Clinic Closures	$(8.2)

Greenbrook Net Pro Forma Revenue	$67.8

Consolidated Adjusted Pro Forma Revenue	$129.8

See the accompanying financial table that reconciles Adjusted Pro Forma Revenue, which is a non-GAAP financial measure, to revenue.

“2024 was a highly transformative year for Neuronetics. With the closing of our acquisition of Greenbrook TMS, we have brought together two of the nation’s leading mental health device companies. This new organization can leverage its combined scale and expertise to deliver faster revenue growth and a significantly improved cost structure, accelerating our path to profitability,” said Keith J. Sullivan, President and Chief Executive Officer of Neuronetics. “We have worked to rapidly integrate Greenbrook into our organization, and are actively executing a number of key growth initiatives aimed at optimizing the performance of both Greenbrook and NeuroStar customer sites. Concurrently, we have identified over $22 million of annual cost synergies, over 90% of which have already been fully implemented.”

“We are incredibly excited about the future at Neuronetics, and will continue to take advantage of the opportunities that exist to expand our leadership positions across both sides of our business to expand patient access to innovative mental health treatments and drive value for shareholders. As a result, we expect to drive double-digit revenue growth for the full year 2025 and achieve cash flow breakeven during the third quarter.”

Business Outlook

For fiscal year 2025, Neuronetics expects:

•	Total Revenue: $145.0 million to $155.0 million (+12% to 19% on a proforma basis)

•	Gross margin: approximately 55%

•	Operating expenses: $90.0 million to $98.0 million

The Company anticipates reduced cash burn in the first half of 2025, with plans to be cash flow positive beginning in the third quarter. The Company will provide additional guidance during its fourth quarter earnings call.

Key 2024 Highlights

Neuronetics and Greenbrook TMS Transaction Closed

Effective as of December 9, 2024, Neuronetics successfully completed its acquisition of Greenbrook TMS Inc., creating a transformative combination in mental health therapy delivery. The transaction united Neuronetics’ NeuroStar technology platform with Greenbrook’s network of over 95 treatment clinics across the United States. The integration planning teams have already made significant progress in implementing strategic initiatives aimed at driving profitable growth and recognizing operational cost synergies.

Better Me Provider Program Launched, Enhancing Patient Care and Accessibility

In July 2024, the Company announced the national launch of its Better Me Provider (BMP) program, setting new industry standards for patient care and responsiveness in mental health treatment. The program, developed in collaboration with TMS medical experts, has shown strong results. Participating practices demonstrated up to 3 times faster 24-hour follow-ups and a 2.5x reduction in time from initial patient interest to motor threshold determination. With over 350 active sites and over 125 more committed to joining, the BMP program represents a major step in Neuronetics’ strategy to improve accessibility of NeuroStar TMS Therapy for millions suffering from MDD, OCD, and anxious depression.

FDA Clearance as a First-Line Add-On Treatment for Adolescents with Depression

In March 2024, Neuronetics received U.S. Food and Drug Administration (“FDA”) clearance for its NeuroStar Advanced Therapy as the first and only transcranial magnetic stimulation (“TMS”) treatment cleared as a first line, adjunct for major depressive disorder (“MDD”) in adolescents aged 15-21. The FDA clearance was supported by real-world data from the Company’s TrakStar database showing 78% of adolescent patients treated with NeuroStar achieved clinically meaningful improvement in their depression severity. This clearance opened up a new treatment option for the large adolescent MDD patient population that had extremely limited FDA-approved treatment options available previously. With the addition of the adolescent indication, Neuronetics’ total addressable market for MDD increased by approximately 35% to 29.3 million patients.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc. (Greenbrook) treatment centers across the United States, offering NeuroStar Advanced Therapy for the treatment of MDD and other mental health disorders. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults, with more than 6.9 million treatments delivered, and is backed by the largest clinical data set of any TMS treatment system for depression, including the world’s largest depression outcomes registry. Greenbrook treatment centers also offer SPRAVATO® to treat adults with treatment-resistant depression or depressive symptoms in adults with MDD with acute suicidal ideation or behavior. Greenbrook has provided more than 1.68 million treatments to over 51,000 patients struggling with depression.

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2025, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook TMS Inc. (“Greenbrook”), on the Company’s business relationships, operating results and business generally; the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s ability to successfully complete the announced restructuring plans; the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy system to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s revenue has been concentrated among a small number of customers; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy system for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of the Company’s credit facility; the Company’s ability to successfully roll-out the Company’s Better Me Provider program on the planned timeline; the Company’s self-sustainability and existing cash balances; and the Company’s ability to achieve cash flow break-even in the third quarter of 2025. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

Non-GAAP Financial Measures (Unaudited)

Neuronetics Adjusted Pro Forma Revenue is not a measure of financial performance under generally accepted accounting principles in the U.S. (“GAAP”), and should not be construed as a substitute for, or superior to, GAAP revenue. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes that the addition of the non-GAAP financial measure provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of Neuronetics Adjusted Pro Forma Revenue may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported revenue to Neuronetics Adjusted Gross Pro Forma Revenue and Neuronetics Adjusted Net Pro Forma Revenue:

	4Q 2024	FY 2024
	(in millions)	(in millions)
Consolidated revenue	$22.1	$74.5
Greenbrook revenue (post-acquisition period)	$(3.7)	$(3.7)
Neuronetics standalone revenue	$18.4	$70.8
Greenbrook intercompany revenue (post-acquisition period)	$0.6	$0.6
Assumed Greenbrook revenue (post-acquisition period) (1)	$0.5	$0.5
Neuronetics Adjusted Proforma Gross Revenue	$19.5	$71.9
Greenbrook intercompany revenue	$(2.4)	$(9.9)
Neuronetics Adjusted Proforma Net Revenue	$17.1	$62.0

(1)

Sales that Neuronetics would have recorded had Neuronetics billed Greenbrook as a separate entity from December 10, 2024 through December 31, 2024 for Greenbrook’s customary treatment session buying patterns through December 31, 2024.